Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of WatchGuard Technologies, Inc. for the quarter ended September 30, 2003, the undersigned, James A. Cady, President, Chief Executive Officer and Chairman of the Board of WatchGuard Technologies, Inc., and Michael E. McConnell, Senior Vice President, Chief Financial Officer and Treasurer of WatchGuard Technologies, Inc., do each hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of WatchGuard Technologies, Inc.

Date: November 13, 2003

/s/ James A. Cady
James A. Cady
President, Chief Executive Officer and Chairman of the Board

Date:	November 13, 2003
/s/ Michael E. McConnell
Michael E. McConnell
Senior Vice President, Chief Financial Officer and Treasurer